UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2021

AppLovin Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-40325	45-3264542
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Page Mill Road

Palo Alto, California 94304

(Address of principal executive offices, including zip code)

(800) 839-9646

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.00003 per share	APP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On April 20, 2021, AppLovin Corporation (the “Company”) completed its previously announced acquisition of adjust GmbH (“Adjust”) pursuant to an Amended and Restated Share Purchase Agreement by and among the Company, Applovin Active Holdings, LLC, Adjust, the shareholders of Adjust and Spree Eternity GmbH, which was amended on March 30, 2021.

This Amendment No. 1 on Form 8-K/A is being filed to amend Item 9.01(a) and (b) of the Current Report on Form 8-K that the Company filed with the Securities and Exchange Commission (“SEC”) on April 23, 2021, regarding the completion of its acquisition of Adjust to include the historical financial statements of Adjust required by Item 9.01(a) of Form 8-K and the pro forma financial information required by Item 9.01(b) of Form 8-K.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired

The audited consolidated financial statements of Adjust as of and for the years ended December 31, 2019 and December 31, 2020, are filed as Exhibit 99.1 to this Form 8-K/A and incorporated by reference herein.

(b) Pro Forma Financial Information

The required pro forma financial information as of and for the year ended December 31, 2020, is filed as Exhibit 99.2 to this Form 8-K/A and incorporated by reference herein.

(d) Exhibits:

Exhibit No.	Exhibit Description

23.1	Consent of Deloitte GmbH.

99.1	Audited consolidated financial statements of adjust GmbH as of and for the years ended December 31, 2019 and December 31, 2020.

99.2	Unaudited pro forma condensed combined financial information as of and for the year ended December 31, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLOVIN CORPORATION

Date: July 2, 2021	/s/ Herald Chen
Herald Chen
Chief Financial Officer